Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2011 relating to the financial statements of Cornerstone OnDemand, Inc., which appears in the Prospectus filed on March 17, 2011 pursuant to Rule 424(b)(3) under the Securities Act of 1933, relating to Cornerstone OnDemand Inc.’s Registration Statement (No. 333-169621) on Form S-1.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 27, 2011